Jianyin

Revenue Breakdown by Major Products


Huganning Tablets, 5.5%
Levofloxacin Hydrochloride Tablets, 2.1%
Weikangling Capsules, 3.6%
Tongqiaobiyan Tablets, 1.6%
Sanlixiao Capsules, 1.9%
Apu Shuangxin Granules, 18.9%
Other, 14.4%
Yanyan Tablets, 6.3%
Qingrejiedu Oral Liquid, 13.2%
Kangpu Zengsheng Tablets, 3.5%
Fukanghuo Oral Liquid, 3.1%
Ginkgo Mihuan Oral Liquid, 24.68%

OTC and prescription products contributed approximately 45% and 55% of total revenues in FY2008, respectively.